Robert A. Forrester
                                 Attorney at Law
                      1215 Executive Drive West, Suite 102
                              Richardson, TX 75081
                                 (972) 437-9898
                               Fax (972) 480-8406


March 15, 1999


Gibbs Construction, Inc.
1855 Wall St.
Garland, Texas 75041

Gentlemen:

I have acted as counsel to Gibbs Construction, Inc., a Texas corporation (the "Corporation"), in connection with the offering of 30,000 shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock").

I have participated in the preparation of the Registration Statement covering the offering of Common Stock (the "Registration Statement") dated on or around March 15, 1999, in connection with which this opinion is rendered. As to various questions of fact material to my opinion, I have examined such certificates of corporate or public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth.

Based upon the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows:

         1. The Corporation is duly organized and validly existing under the laws of the State of Texas.

         2. The Corporation has 15,000,000 authorized shares of Common Stock of which 4,000,000 are outstanding. Said 4,000,000 shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         3. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the Common Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement, then the Common Stock, will be validly authorized and legally issued, fully paid and nonassessable.

I hereby consent (1) to be named in the Registration Statement or Statements, and in the prospectus which constitutes a part thereof, as the attorney who will pass upon legal matters in connection with the sale of the Common Stock, and (2) the filing of this opinion as Exhibit 5 to any related Registration Statement.

Very truly yours,


Robert A. Forrester

RAF/sw
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